EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in The Registration Statement (Form S-8) pertaining to the Schawk Inc. Employee Stock Purchase Plan of our report dated February 13, 1998, with respect to the consolidated financial statements and schedule of Schawk, Inc., included in its Annual Report (10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




Chicago, Illinois                       /s/ ERNST & YOUNG LLP
December 4, 1998